Exhibit 10.50

     THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE OKLAHOMA SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR THE SECURITIES LAWS OF ANY OTHER STATE OR AN OPINION OF COUNSEL OR OTHER DOCUMENTATION SATISFACTORY TO APPLIED INTELLIGENCE GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.


            COMMON STOCK PURCHASE WARRANT AGREEMENT

                 FOR THE PURCHASE COMMON STOCK

                               OF

                APPLIED INTELLIGENCE GROUP, INC.

                      Date: June 12,  1997

     This is to certify that, for value received, Ron Beasley or any subsequent holder or holders of warrant rights hereunder (the "Warrants") by virtue of assignment or transfer (the "Holder") is entitled to purchase, subject to the provisions of this Common Stock Purchase Warrant Agreement (this "Agreement"), from Applied Intelligence Group, Inc., an Oklahoma corporation (the "Company"), up to TWELVE THOUSAND (12,000) shares of Common Stock, $.001 par value, of the Company (the "Stock") at an exercise price of Three Dollars & Fifty Cents ($3.50 ) per share (the "Exercise Price"). With the exception of any adjustments pursuant to Section 4 of this Agreement, the Stock issuable upon exercise of this Warrant shall be in all respects identical to the Common Stock issued and outstanding of the Company as of the date hereof. The shares of Stock or other securities deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as the "Warrant Securities." Unless the context otherwise requires, the term "Warrant" or "Warrants" as used herein includes the Warrants and any other warrant or warrants that may be issued pursuant to the provisions of this Agreement, whether upon transfer, assignment, partial exercise, divisions, combinations, exchange or otherwise, and the term "Holder" or "Holders" includes any registered transferee or transferees or registered assignee or assignees of Holder, who in each case shall be subject to the provisions of this Agreement, and when used with reference to Warrant Securities, means the holder or holders of such Warrant Securities.

     SECTION 1. Exercise of Warrants. Subject to the provisions of this Agreement, the Holder shall be eligible to exercise that portion of the Warrants for purchase of the number of Warrant Securities on or before the Expiration Date (as defined below). The Warrants may be exercised in whole or in part at any time or
from  time to time during the period commencing    June 12,  1997
(the "Commencement Date"), and ending 5:00 P.M., Central Daylight-
Savings  Time,  on   June 12,  1999 (the "Expiration  Date"),  by
presentation and surrender to Company at its principal office of the Warrants and the Purchase Form annexed hereto, duly executed and accompanied by payment, in cash, certified or official bank check payable to the order of Company in the amount of the Exercise Price for the number of shares of Stock (or Warrant Securities) specified in such Form. Upon such exercise, Company shall issue to the Holder one or more certificates for the shares
of  Stock  (or  Warrant  Securities),  as  appropriate.   If  the
Warrants are exercised in part only, Company shall, promptly after presentation of the Warrants upon such exercise, execute and deliver new Warrants evidencing the rights of Holder thereof to purchase the balance of the shares of Stock (or Warrant
Securities)  purchasable  hereunder  upon  the  same  terms   and
conditions as herein set forth.

     SECTION 2. Reservation of Shares. Company shall at all times after the date hereof and until expiration or full exercise of the Warrants reserve for issuance and delivery upon exercise of the Warrants the number of Warrant Securities as shall be required for issuance and delivery upon exercise of the Warrants.

     SECTION  3.  Transfer, Exchange, Assignment or Loss  of  the
Warrants.

     SECTION 3.1 Transferability. The Warrants may not be assigned or transferred, in whole or in part, except by operation of law or with the prior written consent of the Company (which consent shall not be unreasonably withheld) and then only so long as such assignment or transfer is in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (said Act and such rules and Regulations being hereinafter collectively referred to as the "Securities Act"). Any purported transfer or assignment made other than in accordance with this Section 3 shall be null and void and of no force and effect.

     SECTION 3.2 Transfer Procedure. Any assignment permitted hereunder shall be made by surrender of the Warrants to Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax. In such event and the Company is required to and consents to such transfer, Company shall, without charge, execute and deliver new Warrants in the name of the assignee named in such instrument of assignment and designate the assignee as the registered holder on the Company's records and the Warrants shall promptly be canceled. The Warrants may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of Company together with a written notice signed by Holder hereof, specifying the names and denominations in which new Warrants are to be issued.

     SECTION 3.3 Loss or Destruction of this Agreement. Upon receipt by Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification to Company or (in the case of mutilation) presentation of this Agreement for surrender and cancellation, Company will execute and deliver a new Agreement of like tenor and date and any such lost, stolen, destroyed or mutilated Agreement shall thereupon become void. This Agreement may be exchanged at the option of the Holder for another agreement or agreements of different Warrant denominations, of like tenor and evidencing in the aggregate the number of shares of Stock or Warrant Securities purchasable pursuant to this Agreement, upon surrender of this Agreement, with the Assignment Form duly filled in and executed, to the Company at its principal office, at any time or from time to time after the close of business on the date hereof and prior to the close of business on the Expiration Date. The Company shall promptly cancel this Agreement upon surrender and deliver the new agreement evidencing the Warrant or Warrants pursuant to the provisions of this Section.

     SECTION 4. Adjustment in the Number, Kind and Price of Option Securities. The number and kind of Warrant Securities purchasable upon exercise of the Warrants shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of the following events:

     SECTION 4.1 Stock Dividends and Splits. In the event Company shall (i) pay a dividend in, or make a distribution of, shares of Stock or of capital stock convertible into Stock on its outstanding Stock, (ii) subdivide (forward split) its outstanding shares of Stock into a greater number of such shares, or (iii) combine (reverse split) its outstanding shares of Stock into a smaller number of such shares, the total number of shares of Stock purchasable upon the exercise of the Warrants immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive at the same Exercise Price the number of shares of Stock and the number of shares of capital stock convertible into Stock which such Holder would have owned or have been entitled to receive immediately following the happening of such event, assuming and giving effect to the exercise of the Warrants by such Holder. Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution or a stock issuance, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof.

     SECTION 4.2 Adjustment of Warrant Securities. In the event of any adjustment of the total number of shares of Stock purchasable upon the exercise of the Warrants pursuant to Subsection 4.1, the Exercise Price shall remain unchanged, but the number of shares of capital stock or Warrant Securities obtainable on exercise of the Warrants shall be adjusted as provided in Subsection 4.1.

     SECTION 4.3  Reorganization, Recapitalization, etc.  In  the
event of a capital reorganization or a reclassification of the Stock (except as provided in Subsection 4.1 or Subsection 4.4), the Holder of the Warrants, upon exercise thereof, shall be entitled to receive, in lieu of the Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other Warrant Securities or property of the Company (or cash) that the Holder would have been entitled to receive at the same Exercise Price upon such reorganization or reclassification if the Warrants had been exercised immediately prior thereto; and in any such case, appropriate provision shall be made for the application of this Section 4 with respect to the rights and interests thereafter of the Holder of the Warrants
(including, but not limited to, the allocation of the Exercise Price between or among the Warrant Securities), to the end that this Section 4 (including the adjustments of the number of shares of Stock or other Warrant Securities purchasable) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or other Warrant Securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

     SECTION 4.4 Consolidation, Merger, etc. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Holder a supplement to the Warrants or a new option providing that the Holder of the Warrants shall have the right thereafter (until the Expiration
Date) to receive, upon exercise of the Warrants or any new option, at the same Exercise Price, solely the kind and amount of shares of Warrant Securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by the Holder of the Warrants for the number and kind of Warrant Securities for which the Warrants might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrants or new warrants shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this Subsection 4.4 shall similarly apply to successive consolidations, mergers, sales or transfers.

     SECTION 4.5 Notification of Adjustment. Whenever the Warrant Securities purchasable upon exercise of the Warrants are modified as provided in Section 4.1 or 4.4, the Company will promptly deliver to the Holder a certificate signed by the Chairman of the Board, Chief Executive Officer or the President, or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of Warrant Securities purchasable and the other property (including cash) receivable by the Holder upon exercise of the Warrants or any supplemental or new option. Such certificate will state that such adjustments in the kind of purchasable Warrant Securities and other property (including cash) receivable by the Holder upon exercise of the Warrants conform to the requirements of this
Section 4, and setting forth a brief statement of the facts accounting for such adjustments. In the event, the Holder of the Warrants does not agree with such determination of the Board of Directors of the Company as set forth in the certificate, the Company shall retain a firm of independent public accountants acceptable to the Holder to make any computation required under this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 4.

     SECTION 5. Redemption and Dividend Consent Requirements. The Warrants may not be redeemed by Company. During the period from the date hereof until exercise of the Warrants in full or through the Expiration Date, the Company shall not declare any dividends payable in cash or property (other than in liquidation, voluntary or involuntary dissolution or winding-up of the Company) without the prior written consent of the Holder of this Option.

     SECTION 6. Notice of Certain Corporation Action. In case the Company after the date hereof shall propose to effect any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall mail (by first-class, postage prepaid mail) to the Holder of the Warrants notice of such proposed action, which notice shall specify the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of the capital stock of the Company entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the number or kind of Warrant Securities purchasable upon exercise of the Warrants which will be required as a result of such action, and the Holder may thereafter exercise the Warrants. Such notice shall be filed and mailed in the case of any action covered by this Section 6, at least 20 days prior to the earlier of (i) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective, (ii) the date on which it is expected that holders of shares of the capital stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up, or (iii) the record date for determination of holders of the capital stock of the Company entitled to vote on such action or participate in such action. Failure of the Holder to exercise the Warrants in whole or in part prior to any corporate action as described in this Section 6 shall not affect or alter the rights of the Holder as set forth in this Agreement.

     SECTION 7. Acquisition for Investment Purposes. 1The Holder represents and acknowledges to the Company and its officers and directors that the Warrant Securities at the time of issuance to the Holder upon exercise of the Warrants (i) will be acquired by the Holder for investment purposes only without the intent to resell such Warrant Securities, (ii) will be issued pursuant to exemption from registration under the Securities Act and any applicable state securities act, (iii) will not be transferred except pursuant to registration under the Securities Act and any applicable state securities act unless pursuant to exemption from registration under such acts, and (iv) the certificates evidencing the Warrant Securities will bear appropriate restrictive transfer legends as required pursuant to the Securities Act and any applicable state securities act.

     SECTION 8. Registration under Securities Act. The Company shall not be obligated at any time to register the Warrant
Securities under the Securities Act or any applicable state securities act.

     SECTION 9 Governing Law. This Option shall be construed in accordance with the laws of the State of Oklahoma applicable to contracts executed and to be performed wholly within such state.

     SECTION 10 Notice. Notices and other communications to be given to Holder of this Option shall be delivered by hand or by first-class mail, postage prepaid, to

                        Mr. Ron Beasley
                        2904 Julies Trail
                        Edmond, OK  73003

(until another address is filed in writing by the Holder with the
Company).   Notices or other communications to Company  shall  be
deemed to have been sufficiently given if delivered by hand or by first-class mail, postage prepaid to Company at

                Applied Intelligence Group, Inc.
                       13800 Benson Road
                  Edmond, Oklahoma 73013-6417
                  Attention:  Robert L. Barcum

or such other address as the Company shall have designated by written notice to such registered owner is herein provided.
Notice by mail shall be deemed given when deposited in the United
States mail, postage prepaid, as herein provided.

     SECTION 11. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder, and all covenants and provisions of this Agreement by or for the benefit of the Holder of this Agreement shall bind and inure to the benefit of the Holder of this Agreement.

     SECTION 12. Termination. This Agreement shall terminate as of the close of business on the earlier of the Expiration Date, or such earlier date upon which the Warrants evidenced by this Agreement shall have been exercised in full. However, with respect to the Holders representations set forth in Section 7, such Section and representations shall continue on and after the Expiration Date if the Warrants are fully or partially exercised on or before the Expiration Date.

     SECTION 13. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, and its respective successors and assigns hereunder and the registered Holder of this Agreement and the Warrants hereunder any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and its respective successors and assigns hereunder and the registered Holder of this Agreement and the Warrants hereunder.

     IN  WITNESS WHEREOF, Company has executed this Agreement  on
June 12, 1997.

                              APPLIED INTELLIGENCE GROUP, INC.


                              By:  /s/  Robert N. Baker
                                   Robert    N.    Baker,
                                   Vice President


                                   /s/  Ron Beasley
                                   Ron Beasley

                         PURCHASE FORM
       (TO BE EXECUTED BY THE HOLDER OF THE COMMON STOCK
  PURCHASE WARRANT AGREEMENT IF EXERCISED IN WHOLE OR IN PART)

To: APPLIED INTELLIGENCE GROUP, INC.

     The                      undersigned                       (
)
                                   Please  insert Social Security
or other number of Subscriber
hereby irrevocably elects to exercise the right of purchase represented by the Common Stock Purchase Warrant Agreement to which this Purchase Form is attached, for, and to purchase thereunder,
(                 )  shares of Common Stock provided for  therein
and tenders payment herewith to the order of APPLIED INTELLIGENCE
GROUP,  INC.  in the amount of $                .  In  accordance
with Section 1 of the Common Stock Purchase Warrant Agreement, the undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:
Address:
Deliver to:
Address:

and if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable thereunder, that a new Common Stock Purchase Warrant Agreement for the balance remaining of shares of Common Stock purchasable under the Common Stock Purchase Warrant Agreement be registered in the name of, and delivered to the undersigned at the address stated below:

Name:
Address:
Deliver to:
Address:

Dated:              ,              Signature


                              ___________________________________
                              _______________
                              (Signature  must  conform  in   all
                              respects  to the name of Holder  as
                              specified on the face of the Common
                              Stock Purchase Warrant Agreement in
                              every      particular,      without
                              alteration,  enlargement   or   any
                              change whatever.)

                        ASSIGNMENT FORM
       (TO BE EXECUTED BY THE HOLDER OF THE COMMON STOCK
        PURCHASE WARRANT AGREEMENT ONLY UPON ASSIGNMENT)

FOR  VALUE  RECEIVED, the undersigned hereby sells,  assigns  and transfers unto
                                             ("Assignee")     the
right to purchase
  (                )  shares of Common Stock subject to  purchase
under the Common Stock Purchase Warrant Agreement (the "Warrants") to which this Assignment is attached, and appoints Attorney to transfer said Warrants or any portion thereof on the books of APPLIED INTELLIGENCE GROUP, INC. with the full power of substitution in the premises. In accordance with Section 3 of the Common Stock Purchase Warrant Agreement, the undersigned requests that the Company execute, issue and deliver a new common stock purchase warrant agreement evidencing the rights of the Assignee to purchase such assigned shares of Common Stock to Assignee as follows:

Name:
Address:
Deliver to:
Address:

and if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable under Common Stock Purchase Warrant Agreement, that the Company execute, issue and deliver a new common stock purchase warrant agreement for the balance remaining of shares of Common Stock purchasable under the Warrants to be registered in the name of, and delivered to the undersigned at the address stated below:

Name:
Address:
Deliver to:
Address:

Dated:              ,    .

In the presence of:

                              Signature
Signature Guaranteed:


__________________________________________________
                              (Signature  must  conform  in   all
                              respects  to the name of Holder  as
                              specified on the face of the Common
                              Stock Purchase Warrant Agreement in
                              every      particular,      without
                              alteration,  enlargement   or   any
                              change    whatsoever,    and    the
                              signature must be guaranteed in the
                              usual manner.)

_______________________________
1
The Holder shall not have the right to demand and require and the Company shall not have any obligation to register the Options
Securities under the Securities Act or any applicable state securities act.